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                                                                     EXHIBIT 3.2





                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          WATSON PHARMACEUTICALS, INC.
                     (as amended through December 11, 1998)

                                    ARTICLE I

                                OFFICES AND SEAL

        Section 1. Principal Office. The board of directors shall fix the location of the principal office of the corporation at any place within or outside the State of Nevada. If the principal office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall likewise fix and designate a principal business office in the State of Nevada.

        Section 2. Other Offices. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

        Section 3. Seal. The corporation shall have a common seal, and the same shall have inserted thereon the words "Watson Pharmaceuticals, Inc.".

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Nevada designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal office of the corporation.

        Section 2. Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting directors shall be elected in accordance with the provisions of Article IV of the Articles of Incorporation of the Corporation, and any other proper business may be transacted.


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        Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the board of directors, by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

        If a special meeting is called by any persons other than the board of directors, the request shall be in writing, shall specify the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, or the President. The officer receiving the request shall cause notice to be normally given to the stockholders entitled to vote, in accordance with this Article. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

        Section 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given, in accordance with this Article, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and
(a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

        If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, (b) an amendment of the articles of incorporation, (c) a reorganization of the corporation, (d) a voluntary dissolution of the corporation, or (e) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, the notice shall also state the general nature of that proposal.

        Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

        If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the


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shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

        An affidavit of mailing or other means of giving any notice of any stockholders' meetings shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

        Section 5.1. Notice of Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article II, Section 5.1. For business to be properly brought before an annual meeting by a stockholder, the stockholders must deliver written notice to, or mail such written notice so that it is received by, the secretary of the Corporation, at the principal executive offices of the Corporation, not less than one hundred and twenty (120) or more than one hundred and fifty (150) days prior to the first anniversary of the date of the Corporation's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year or if the month of the annual meeting has been changed from the previous year's meeting, a proposal shall be received by the Corporation within ten (10) days after the Corporation has "publicly disclosed" the date of the meeting in the manner provided in Article III, Section 5.1. The stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (D) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any other material interest of such stockholder in such business and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 5.1., and such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting.

        Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by such appropriate percentage of shares (as is required to approve the proposed action) of the total shares required to constitute a quorum.

        Section 7. Adjourned Meeting; Notice. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority


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of the shares represented at that meeting, either in person or be proxy, but in the absence of a quorum, no other business may be transacted at the meeting, except as provided in this Article.

        When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with this Article. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

        Section 8. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of this Article, subject to any provision of law relating to voting shares held by a fiduciary in the name of a corporation or joint ownership. Each shareholder shall be entitled to one vote for each share of common stock held by such shareholder. The stockholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or may vote them all against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number of voting by classes is required by the General Corporation Law of Nevada, by the corporation's articles of incorporation or by these bylaws.

        At a stockholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares). The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

        Section 9. Waiver of Notice or Consent by Absent Stockholders. The transactions of any meeting of the stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before of after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.


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        Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting shall not be deemed a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

        Section 10. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares of a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

        If the consents of all stockholders entitled to vote have been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. The notice shall be given in the manner specified in this Article.

        Section 11. Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as may otherwise be provided in the General Corporation Law of Nevada.

        If the board of directors does not so fix a record date:

        (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

        (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the board has been taken shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.


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        Section 12. Proxies. Every person entitled to vote for directors on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary or the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it before its next exercise, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of six (6) months from the date of the proxy, unless coupled with an interest, or unless otherwise provided in the proxy which in no case shall exceed seven (7) years from the date of its creation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of Nevada.

        Section 13. Inspectors of Election. Before any meeting of stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or refuses to act, the chairman of the meeting may, and upon the request of any shareholder of a shareholder's proxy shall, appoint a person to fill that vacancy.

        These inspectors shall:

        (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

        (b) Receive votes, ballots or consents;

        (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

        (d) Count and tabulate all votes or consents;

        (e) Determine when the polls shall close;

        (f) Determine the result; and
        (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.



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                                   ARTICLE III

                                    DIRECTORS

        Section 1. Powers. Subject to the provisions of the General Corporation Law of Nevada and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

        Without prejudice to such general powers, but subject to the same imitations, it is hereby expressly declared that the directors shall have the power and authority to:

        (a) Select and remove all officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or these bylaws, fix their compensation, and require from them security for faithful service.

        (b) Change the principal office or the principal business office in the State of Nevada from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or outside the State of Nevada; designate any place within or without the State of Nevada for the holding of any stockholders' meeting, or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

        (c) Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services rendered, debts or securities cancelled or tangible or intangible property actually received.

        (d) Borrow money and incur indebtedness for the purposes of the corporation, and cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

        Section 2. Number of Directors. The number of directors which shall constitute the whole board of directors shall be nine (9).

        Section 3. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office for the term provided in Article VI of the Articles of Incorporation of the Corporation. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

        Section 4. Removal of Directors. Any director may be removed from office with or without cause, at a meeting called expressly for that purpose, by the vote or written consent of the holders of not less than two-thirds of the issued and outstanding stock of the Corporation entitled to vote.


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        Section 5. Vacancies. A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

        The vacancy may be filled by the remaining directors or by the stockholders. Each director elected to fill a vacancy shall hold office until the next annual meeting of the stockholders and until a successor has been elected.

        Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time the board of directors may elect a successor to take office when the resignation becomes effective.

        No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        Section 5.1. Nominating Directors. Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors. Nominations of persons for election to the board of directors at a meeting of stockholders may be made (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 5.1. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive office of the Corporation not less than sixty (60) or more than ninety (90) days prior to the meeting; provided, however, that if the Corporation has not "publicly disclosed" (in the manner provided in the last sentence of this Article III, Section 5.1.) the date of the meeting at least seventy (70) days prior to the meeting date, notice may be timely made by a stockholder under this Section if received by the secretary of the Corporation not later than the close of business on the tenth day following the day on which the Corporation publicly disclosed the meeting date. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person and (D) and such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and
(ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and (C) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice. At the


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request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation such information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and the defective nomination shall be disregarded. For purposes of these by-laws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

        Section 6. Place of Meetings and Meetings by Telephone. Regular meetings of the board of directors may be held at any place within or outside the State of Nevada that has been designated in the notice of meeting, or, if not so stated in the notice or there is no notice, designated in these bylaws or from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the board shall be held at any place within or outside the State of Nevada that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

        Section 7. Annual Meeting. Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purposes of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

        Section 8. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

        Section 9. Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

        Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly

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communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

        Section 10. Quorum. Three-fourths (3/4ths) of the then acting number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the General Corporation Law of Nevada. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a least a majority of the required quorum for that meeting.

        Section 11. Waiver of Notice. The transaction of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held, after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be or have been given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

        Section 12. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

        Section 13. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 10 of this Article, to the directors who were not present at the time of the adjournment.

        Section 14. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

        Section 15. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursements of expenses, as may be fixed or determined by resolution of the board of directors. This Section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

                                   ARTICLE IV

                                   COMMITTEES

        Section 1. Committees of Directors. Committees are of two kinds, those having legal authority to act for the corporation and advisory committees. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more directors of the corporation, which to the extent provided in the resolution, shall have and may exercise the power of the board of directors in the management of the business and affairs of the corporation. The board may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of the committee.

        Section 2. Meetings and Action of Committees with Authority. Meetings and action of committees having legal authority to act for the corporation shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, section 6 (place of meetings ), Section 8 (regular meetings), Section 9 (special meetings and notice), Section 12 (adjournment),
Section 13 (notice of adjournment), and Section 14 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of a special meeting of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

        Section 3. Advisory Committees. Advisory Committees may be appointed to consist of one or more members. Advisory committee membership may consist of directors only or both directors and nondirectors or nondirectors only, and also may include nonvoting members and alternate members. Advisory Committees have no legal authority to act for the corporation, but shall report their findings and recommendations to the board of directors. Members of Advisory Committees shall receive such compensation, if any, as may be established by resolution of the board of directors.

                                    ARTICLE V

                                    OFFICERS

        Section 1. Officers. The officers of the corporation shall be a chairman, a vice-chairman, a president, a secretary, a treasurer and a resident agent. The corporation may also have, at the discretion of the board of directors, one or more vice presidents and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

        Section 2. Appointment of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article,
shall be appointed by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment:

        (a) Any officer appointed by the board of directors may be removed from office at any time by the board of directors, with or without cause or prior notice. Any officer not appointed by the board of directors may be removed from office at any time by the officer by whom appointed or by the board of directors, with or without cause or prior notice.

        (b) When authorized by the board of directors, any officer may be appointed for a specified term under a contract of employment. Notwithstanding that such officer is appointed for a specified term or under the contract of employment, such officer may be removed from office at any time pursuant to paragraph (a) above and shall have no claim against the corporation on account of such removal other than for such monetary compensation as the officer may be entitled to under the terms of the contract of employment.

        Section 3. Subordinate Officers. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

        Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

        Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

        Section 6. Chairman of the Board. The chairman of the board shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be assigned to him from time to time by the board of directors or prescribed by the bylaws.

        Section 7. Vice Chairman. The vice chairman of the corporation shall, in the absence of the chairman, preside at all meetings of its board of directors and shall perform the duties, if any, assigned to the chairman of the board by the board of directors or prescribed by its bylaws.

        Section 8. Chief Executive Officer. Subject to the direction and control of the board of directors, the chief executive officer shall be in charge of the over-all business of the corporation, and shall have general supervision, direction and control of the business and affairs of the corporation. He shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws. In the absence of the chairman, the chief executive officer shall perform the duties of and shall be vested with all the powers of the chairman.

        Section 9. President. The president shall, subject to the control of the board of directors and the chief executive officer, have general and active management of the day-to-day business of the corporation. The president may sign and execute all instruments in the name of the corporation. In the absence of the Chairman and the Chief Executive Officer, the President shall be vested with all the powers of the Chairman and the Chief Executive Officer.

        Section 10. Vice Presidents. In the absence or disability of the president, the vice presidents, if there shall be such officers, in order of their rank as fixed by the board of directors, or if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, the bylaws, the president, or the chairman of the board.

        Section 11. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and a summary of the proceedings.

        The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The secretary shall give, or cause to be given, notice to all meetings of the shareholder and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

        Section 12. Treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

        Section 13. Reimbursement of Corporation. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the board to enforce payment by the officer, subject to the determination of the board, proportionate amounts may be withheld from his future compensation payments until the amount owned to the corporation has been recovered.

                                   ARTICLE VI

                               INDEMNIFICATION OF
                         DIRECTORS, OFFICERS, EMPLOYEES
                                AND OTHER AGENTS

Section 1. Agents, Proceedings and Expenses. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprises, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes , without limitation, attorneys' fees and any expenses of establishing a right to indemnification.

        Section 2. Actions Other Than by the Corporation. The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding to the full extent permitted by the General corporation Law of Nevada as may be in effect from time to time.

        Section 3. Insurance. Upon and in the event of a determination by the board of directors of the corporation to purchase such insurance, the corporation shall purchase and maintain, insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section.

        Section 4. Fiduciaries of Corporate Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

                                       VII

                               RECORDS AND REPORTS

        Section 1. Maintenance and Inspection of Share Register. The corporation shall keep at its principal office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each shareholder.

        To the extent required by the General Corporation Law of Nevada, a shareholder or stockholders of the corporation may (a) inspect and copy the records of stockholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (b) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the stockholders who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.

        Section 2. Maintenance and Inspection of Articles and Bylaws. The corporation shall keep at its principal office the original or a copy of the Articles and bylaws as amended to date, which shall be open to inspection by the stockholders as required by the General Corporation Law of Nevada, at all reasonable times during office hours.

        Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection as required by the General Corporation Law of Nevada upon the written demand of any shareholder or holder of a voting trust certificate, who holds the requested stock percentage or appropriate written authorizations, at any reasonable time during usual business hours, for a purpose reasonably related to the holders's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

        Section 4. Inspection by Directors. As required by the General Corporation Law of Nevada, every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

        Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividends, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Nevada.

        If the board of directors does not so fix a record date, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

        Section 2. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

        Section 3. Corporate Contracts and Instruments; How Executed. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of any officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        Section 4. Certificates for Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board, vice chairman of the board, the president, chief executive officer or vice president and by the chief financial officer, the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

        Section 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

        Section 6. Representation of Shares of Other Corporations. The chairman of the board, the vice chairman, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

        Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Nevada shall govern the construction of these bylaws. Without limiting the generality of this provision, the masculine gender includes the feminine and neuter, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

        Section 1. The power to make, alter, amend or repeal the bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.